Exhibit 17

 [Proxy Card Front]

BlackRock Dividend Income Trust (the “Fund”)

100 Bellevue Parkway
Wilmington, Delaware 19809

FORM OF PROXY CARD

This proxy is solicited on behalf of the Board of Trustees

The undersigned hereby appoints John Perlowski and Jay Fife, as proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the common shares of the Fund, held of record by the undersigned on September 12, 2014 at the special meeting of shareholders of the Fund to be held on November 10, 2014 or any adjournment, postponement or delay thereof.

The validity of this proxy is governed by Delaware law.  This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the special meeting of shareholders.

This proxy, when properly executed, will be voted in the manner herein directed by the undersigned shareholder. If no direction is without limitations made, this proxy will be voted “FOR” the proposal.

By signing and dating the reverse side of this card, you authorize the proxies to vote the proposal as marked, or if not marked, to vote “FOR” the proposal, and to use their discretion to vote for any other matter as may properly come before the special meeting or any adjournment, postponement or delay thereof. If you do not intend to personally attend the special meeting, please complete and return this card at once in the enclosed envelope.

(Continued and to be signed on the reverse side)

[Proxy Card Reverse]

Please mark boxes /X/ or [X] in blue or black ink.

Proposal (Common Shares)

1.
The shareholders of the Fund are being asked to approve an Agreement and Plan of Reorganization between the Fund and BlackRock Enhanced Equity Dividend Trust, the termination of the Fund’s registration under the Investment Company Act of 1940 and the dissolution of the Fund under Delaware law.

	FOR [ ]w	AGAINST [ ]	ABSTAIN [ ]

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, director or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

X
Signature

X
Signature, if held jointly

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.